Exhibit j

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Select Portfolios: Networking and Infrastructure Portfolio and Wireless Portfolio which is included in Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 13, 2000